EXHIBIT S

                               POWER OF ATTORNEY

         That each of the undersigned officers and trustees of Partners Balanced Trust, a statutory trust formed under the laws of the State of Delaware (the "Trust"), do constitute and appoint Ralph L. Schlosstein, Robert
S. Kapito and Anne F. Ackerley, and each of them, his true and lawful attorneys and agents, each with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or trustee, one or more Registration Statements on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the continuous offering of the Trust's common shares, par value $.001 per share granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

         This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.


         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 28th day of May, 2003.

                                            /s/ Andrew F. Brimmer
                                            ------------------------------
                                            Dr. Andrew F. Brimmer
                                            Trustee


                                            ------------------------------
                                            Richard E. Cavanagh
                                            Trustee


                                            /s/ Kent Dixon
                                            ------------------------------
                                            Kent Dixon
                                            Trustee


                                            ------------------------------
                                            Frank J. Fabozzi
                                            Trustee


                                            /s/ Robert S. Kapito
                                            ------------------------------
                                            Robert S. Kapito
                                            President and Trustee


                                            /s/ James Clayburn La Force, Jr.
                                            ------------------------------
                                            James Clayburn La Force, Jr.
                                            Trustee


                                            -------------------------------
                                            Walter Mondale
                                            Trustee


                                            /s/ Ralph L. Schlosstein
                                            ------------------------------
                                            Ralph L. Schlosstein
                                            Trustee and Chairman


                                            ------------------------------
                                            Henry Gabbay
                                            Treasurer